Exhibit 99.1
METALINE CONTACT MINES
P.O. BOX 387
MURRAY, IDAHO 83873

For Immediate Release	July 19, 2006
METALINE CONTACT MINES RELOCATES ITS OPERATING OFFICES
MURRAY IDAHO. Effective immediately, Metaline Contact Mines (OTCBB: MTLI) has relocated its operating offices to the Golden Chest Mine, located approximately 2-miles east of Murray, Idaho.
Basic infrastructure is in place, including an office/residence building, watchman residence, shop and storage buildings, and electrical power. Remote satellite internet services have successfully been installed. Communications are currently limited to the internet (e-mail) at info@metalinecontactmines.com, or Jopabeas@yahoo.com.
“Our Golden Chest Mine is in commercial production, and showing every indication of becoming a major gold mine. This is where we need to be,” said John Beasley, Chief Financial Officer of Metaline Contact Mines.
The Company’s mailing address is P.O. Box 387, Murray, Idaho 83874.
Metaline Contact Mines develops and acquires royalty interests in mineral properties and projects of unusual merit, including its producing Golden Chest Mine (gold) and its Pend Oreille/Metaline Zinc Mines (zinc & lead).
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Contact:	John W. Beasley, Secretary/Treasurer/CFO
Tel/Fax: 920-987-5317
Website: www.metalinecontactmines.com
E-mail: info@ metalinecontactmines.com
This release contains certain “forward-looking” statements within the meaning of the Federal Securities Laws. Such statements are based on assumptions that the Company believes are reasonable but which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the Company’s periodic filings with the Securities and Exchange Commission including its annual report on Form 10-KSB for the year ended December 31, 2005.
Further information about Metaline Contact Mines can be reviewed on the website of the Securities and Exchange Commission at www.sec.gov, or the Company’s website at www.metalinecontactmines.com.